Exhibit 99.1

TTM Technologies, Inc.	Contact:
Sameer Desai,
Vice President, Corporate Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Provides New Dial In Information for a Third Quarter FY 2022 Conference Call November 2, 2022

Santa Ana, CA – November 2, 2022—TTM Technologies, Inc. (NASDAQ:TTMI) today is providing new dial in information for its third quarter earnings call. Due to technical difficulties with the vendor that hosts its earnings calls, we will be beginning the call today on Wednesday, November 2, at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time to discuss its third quarter fiscal year 2022 performance.

Telephone access is available by dialing 1-855-282-6330 or international 415-655-0003 (ID 173 703 8290). The conference call will also be simulcast on the company’s website, www.ttm.com, and will remain accessible for one week following the live event.

TTM Technologies released its third quarter fiscal year 2022 financial results after the market closed on Wednesday, November 2, 2022.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including engineered systems, RF components and RF microwave/microelectronic assemblies and quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.